Exhibit 4.273

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGE AND MASS MEDIA

LICENSE

No. 159599 dated 11 April 2018

To render

local telephone communication services,
 excluding local telephone communication services
using payphones and shared-access facilities.

This license has been granted to

Public Joint-Stock Company

Mobile TeleSystems

Legal Entity (Individual Entrepreneur) Primary State Registration Number

(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Place of business (residence) address:

4 Marksistskaya St., 109147, Moscow

The territory of the services is specified in appendix hereto.

This license is valid through:

11 April 2023

This license is granted based on the decision of the licensing authority - Order No. 664-pчc dated 31 October 2017

This license has an appendix constituting an integral part hereof on two sheets

Deputy Head	/signature/ O. A. Ivanov

L.S.

[MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGE AND MASS MEDIA

PSRN/OGRN 1087746736296]

CN 096732

Appendix to License No. 159599**

License Requirements

1.                        Mobile TeleSystems Public Joint-Stock Company (the “Licensee”) shall keep the term of this license.

Short company name:

MTS PJSC

PSRN 1027700149124	TIN 7740000076

Place of business address:

4 Marksistskaya St., 109147, Moscow

2.          The Licensee shall commence rendering the communication services hereunder on or before 11 April 2018.

3.          The Licensee shall only render the communication services hereunder in the Chuvash Republic — Chuvashia.

4.          In accordance with this license, the Licensee shall provide a subscriber with the following*:

a) access to the communication network of the Licensee;

b) subscriber line for permanent use;

c) local telephone connections for:

voice communication;
facsimile communication;
data communication;

d) access to telematic communication services and intrazone, long-distance and international communication telephone services, as well as to data communication services save for data communication services for voice communication;

e) access to service and information inquiry support system;

f) free-of-charge 24-hour telephone access to emergency services by dialing a common emergency number and relevant emergency numbers set in accordance with the Russian numbering system and plan;

g) alarm warning transmission in case of natural and man-made emergencies and hostilities, as well as concerning rules of conduct for the population and requisite protective measures.

5.          The Licensee shall render communication services in accordance with the rules approved by the Government of the Russian Federation.

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6.             The Licensee shall comply with the rules of the communication network connection and interaction, approved by the Government of the Russian Federation when providing communication services, connecting the local telephone network(s) of the Licensee to the public communication network, connecting other communication networks to the local telephone network(s) of the Licensee, transferring and keeping records of traffic in the local telephone network(s) of the Licensee, transferring and keeping records of traffic from/to communication network(s) of other operators.

7.             This license has been issued following the processing of License Prolongation Request No. 109493 dated 11 April 2013 without bidding (auction, tender). The license requirements for the performance of liabilities accepted by the Licensee when participating in the bidding (auction, tender) to obtain this license are not specified.

8.             The radio-frequency spectrum is not used when providing communication services hereunder.

9.             The Licensee shall have own communication network management system meeting the regulatory requirements set by the Federal executive body in the sphere of telecommunications.

10.      The Licensee shall meet the requirements for communication networks and facilities established by the Federal executive body in coordination with authorized government authorities engaged in search and detection operations for carrying out such activities and take measures to prevent the disclosure of organizational and tactical methods thereof.

11. The Licensee shall provide information on calculations of mandatory deductions (non-tax payments) for the universal service reserve in a manner and form established by the Federal executive body in the sphere of telecommunications.

*                               The services rendered hereunder may be accompanied by other services technologically and inseparably associated with local telephone services, excluding local telephone services using payphones and shared-access facilities and focused on increasing their customer value, unless it requires a separate license.

**     This license is issued to prolong the term of License No. 109493 dated 11 April 2013.

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Laced, numbered and sealed

3 (three) sheets

Head of the Department for Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/signature/ I. Y. Zavidnaya.

7 November 2017

[Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGE AND MASS MEDIA

PSRN/OGRN 1087746736296]

193117